UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2022
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)
_________________________________________________

Ohio		1-4879	34-0183970

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

50 Executive Parkway, P.O. Box 2520
Hudson,	Ohio		44236

(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Diebold Nixdorf, Incorporated (the “Company”) is party to the Credit Agreement, dated as of November 23, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Company, as borrower, the Company’s subsidiary borrowers party thereto, the lenders party thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank N.A., as administrative agent (the “Administrative Agent”).

On October 31, 2022, the Company entered into a limited waiver (the “Limited Waiver”) in connection with the Existing Credit Agreement, among the Company, the Administrative Agent, the other subsidiary borrower party thereto and the Lenders party thereto. Pursuant to the terms of the Limited Waiver, Lenders constituting required TLA/RC lenders have agreed to temporarily waive the Company’s non-compliance with the total net leverage ratio financial covenant included in the Existing Credit Agreement for the fiscal quarter ended September 30, 2022, as well as any default or event of default that may have arisen as a result of any inaccurate representation or warranty due to the existence of any default or event of default as a result of such non-compliance. The Limited Waiver is effective through December 31, 2022.

The foregoing description of the terms of the Limited Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Limited Waiver, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events
As previously disclosed, the Company is party to the Transaction Support Agreement, dated as of October 20, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Support Agreement”), among the Company, certain of its subsidiaries, certain creditors holding primarily the Company’s term loans and certain creditors holding primarily the Company’s 2024 senior notes and/or 2025 senior notes as well as its term loans. Following execution of the Transaction Support Agreement, additional eligible creditors have executed joinders thereto as permitted by its terms. As a result, the percentage of the Company’s term loans held by holders who are party to the Transaction Support Agreement has increased from approximately 79% on the date of signing to approximately 97% today, and the percentage of the Company’s 2024 senior notes that are held by holders who are party to the Transaction Support Agreement has increased from approximately 59% on the date of signing to approximately 83% today.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
10.1
Limited Waiver, dated as of October 31, 2022, among Diebold Nixdorf, Incorporated, JPMorgan Chase Bank, N.A., a national banking association, as administrative agent, the other Subsidiary Borrowers party thereto and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
Date:	November 04, 2022	By:	/s/ Jonathan B. Leiken
			Name:	Jonathan B. Leiken
			Title:	Executive Vice President, and Chief Legal Officer and Secretary